UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, the Compensation Committee of the Board of Directors of CoreSite Realty Corporation (the “Company”) granted long-term incentives to the Company’s executive officers in the form of performance-based restricted stock (“PSAs”) under the Company’s 2010 Equity Incentive Award Plan.  The number of PSAs earned is based on the Company’s achievement of relative total shareholder return (“TSR”) measured versus the MSCI US REIT Index over a three-year performance period, and the number of shares earned under the PSAs may range from 0% to 150%.  The PSAs are earned as follows: (i) 20% of the PSAs are earned upon TSR achievement in year one of the performance period, (ii) 20% of the PSAs are earned upon TSR achievement in year two of the performance period, (iii) 20% of the PSAs are earned upon TSR achievement in year three of the performance period, and (iv) 40% of the PSAs are earned upon a cumulative TSR achievement over the three-year performance period.  Earned PSAs will be released at the end of the three-year performance period provided that the executive continues to be employed by the Company at the end of the performance period.  Holders of the PSAs are entitled to dividends on the PSAs, which will be paid at the end of the performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014	CORESITE REALTY CORPORATION

	By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer